ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20140175977-03 Filing Date and Time 03/10/2014 11:35 AM Entity Number E0125262014-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: VERSHIRE CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: EASTBIZ.COM, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 75000000 | Par value per share: $ 0.0010 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) CON UNERKOV-SEE ATTACHED
Name
SUITE 703, SIU ON CENTER, 188 LOCKHART I | HONG KONG, HKG | HK | 00000
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

EASTBIZ.COM, INC. | X EASTBIZ.COM, INC.
Name | Incorporator Signature

5348 VEGAS DRIVE | LAS VEGAS | NV | 89108
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EASTBIZ.COM, INC. | 3/10/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	VERSHIRE CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	EASTBIZ.COM, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: CON UNERKOV	
Address: SUITE 703, SIU ON CENTER, 188 LOCKHART ROAD, WAN CHAI	
City: HONG KONG, HKG	
State: HK	
Zip Code: 00000	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **VERSHIRE CORPORATION**, did on March 10, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 10, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140310-1508
You may verify this certificate
online at **http://www.nvsos.gov/**